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                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                      Date of Report: September 28, 1995

                        COMPARATOR SYSTEMS CORPORATION

       Colorado                       0-8951                95-3151060
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(State of other jurisdiction         Commission         (IRS Employer
    of incorporation)               File Number         Identification Number)

4350 Von Karman Avenue, Suite 180  Newport Beach, California 92660
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Registrant's telephone number including area code: (714) 851-4300

Item 1. Changes in control of Registrant
        --------------------------------
              (a) None
              (b) None

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

              On September 20, 1995 the Company acquired 100% of the issued and outstanding shares of International Financial Systems, Inc., which is now operated as a wholly-owned subsidiary of the Company. The purchase price, which was paid in cash and stock of the Company, was negotiated in an arms-length transaction with non-affiliates of the Company. Shares of restricted common stock of Comparator Systems Corporation to be issued were valued at $150,000 at the market bid quotation of 1/32 prevailing on the date of the transaction. Cash paid was drawn from the Company's existing working capital, and no loans or other forms of financing were required for the purchase. International Financial Systems, Inc. specializes in the development, marketing, integration, installation and maintenance of hardware and proprietary software systems for banks, credit unions, savings and loans and commercial customers, domestically and internationally.

Item 3. Bankruptcy or Receivership
        --------------------------
              Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------
              None

Item 5. Other Events
        ------------
              None

Item 6. Appointment of Registrant's Directors
        -------------------------------------
              None

Date:  September 28, 1995                 BY: /s/ GREGORY ARMIJO
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                                              Gregory Armijo
                                              Corporate Secretary